                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 of the Registration Statement (Form S-3 No. 333-32846) and related prospectus of Copper Mountain Networks, Inc. for the registration of 1,142,293 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 2000 (except for Note 12, as to which the date is February 29, 2000), with respect to the financial statements and schedule of Copper Mountain Networks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, and our report dated February 18, 2000 (except for Note 7, as to which the date is February 29, 2000), with respect to the financial statements of OnPrem Networks Corporation included in Copper Mountain Networks, Inc.'s Current Report (Form 8-K) dated February 29, 2000, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

San Diego, California

June 2, 2000